Exhibit 99.1

Independence Realty Trust Announces First Quarter 2020 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – May 6, 2020 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2020 financial results.

First Quarter Highlights

•	Net loss allocable to common shares of $0.4 million for the quarter ended March 31, 2020 as compared to net income of $2.5 million for the quarter ended March 31, 2019.

•	Earnings per diluted share of $0.00 for the quarter ended March 31, 2020, as compared to $0.03 for the quarter ended March 31, 2019.

•	Same store net operating income (“NOI”) growth of 7.0% for the quarter ended March 31, 2020 compared to the quarter ended March 31, 2019.

•

Core Funds from Operations (“CFFO”) of $17.6 million for the quarter ended March 31, 2020 as compared to $16.0 million for the quarter ended March 31, 2019. CFFO per share was $0.19 for the first quarter of 2020 as compared to $0.18 for the first quarter of 2019.

•	Adjusted EBITDA of $24.1 million for the quarter ended March 31, 2020 as compared to $24.7 million for the quarter ended March 31, 2019.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary

“I am proud of all the efforts taken by the IRT team during this unprecedented time. We continue to take significant steps to maintain the health and well-being of our employees and residents, while also swiftly rolling out measures to ease the financial burden of those tenants directly affected by the COVID-19 crisis,” said Scott Schaeffer, Chairman and CEO of IRT. “At the same time, we demonstrated strong performance across the portfolio, including first quarter 2020 same store NOI growth of 7.0%.”

“While we have been encouraged by recent trends, which include a 92.7% occupancy rate as of April 30th and a 98% April rental receipt collections rate, after payment plans, we must prudently manage the portfolio as we work through COVID-19 headwinds. We have been focused on capital preservation, including temporarily pausing efforts on our capital recycling program and on a portion of our value add initiative.

Lastly, the resilience of our real estate platform and strengthened balance sheet, including approximately $258 million in total liquidity, provides us with the confidence to respond to this fluid situation and take further action to protect long-term value of the enterprise.”

Same Store Property Operating Results

First Quarter 2020 Compared to First Quarter 2019(1)
Rental and other property revenue	4.7% increase
Property operating expenses	1.3% increase
Net operating income (“NOI”)	7.0% increase
Portfolio average occupancy	10 bps decrease to 92.7%
Portfolio average rental rate	4.9% increase to $1,089
NOI Margin	130 bps increase to 61.5%

(1)	Same store portfolio for the three months ended March 31, 2020 includes 54 properties, which represent 14,748 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 16 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three months ended March 31, 2020.

First Quarter 2020 Compared to First Quarter 2019(1)
Rental and other property revenue	3.6% increase
Property operating expenses	1.5% decrease
Net operating income (“NOI”)	7.0% increase
Portfolio average occupancy	30 bps increase to 94.0%
Portfolio average rental rate	3.4% increase to $1,072
NOI Margin	200 bps increase to 61.7%

(1)	Same store portfolio, excluding value add, for the three months ended March 31, 2020 includes 38 properties, which represent 9,680 units.

COVID-19 Metrics (1)(2)

(Dollars in thousands, except per unit data)

Rent collections (3)	April 2020	April 2019	1Q 2020
Rent collected for the period presented, as a percentage of rent billed	97.3%	98.6%	98.1%

Deferred payment plans: (4)
Number of deferred payment plans	139	-	-
Amount of monthly rent deferred for period presented	$94	-	-
Amount of monthly rent deferred for the period presented, as a percentage of rent collected	0.6%	0.0%	0.0%

Rent collected, after the effect of signed payment plans, as a percentage of rent billed	97.9%	98.6%	98.1%

Operating statistics	April 2020	April 2019	1Q 2020
Average occupancy	92.7%	94.1%	92.5%
Average effective monthly rent per unit	$1,106	$1,048	$1,100
Resident retention rate	53.8%	49.0%	51.2%

(1)	All metrics presented are for our total portfolio in the period presented.
(2)	All metrics are based on IRT’s internal data, which management uses to monitor property performance on a daily or weekly basis.
(3)	As of the last day of the period presented.
(4)

Payment plans allow residents to defer between 25% and 75% of their monthly rent for between 1 and 3 months. Residents must provide evidence of hardship and commit to a full 12-month lease term, which allows deferred payments to be repaid over a longer remaining lease term. As of May 5, 2020: (1) 139 payment plans were signed for April and 35 payment plans were signed for May; (2) on average residents are deferring 56% of their monthly rent for an average period of 2.7 months with an average repayment period of 9.3 months; and (3) there were 121 residents who have applied for payment plans that were pending approval.

Expected Dividend Reduction

IRT expects to reduce its quarterly common stock dividend, beginning with the dividend for the second quarter of 2020, from $0.18 per share (an annual rate of $0.72 per share) to $0.12 per share (an annual rate of $0.48 per share).

Mr. Schaeffer further commented, “Given our track record of NOI growth delivered through a combination of organic rent growth and the continued execution of our value add initiative, we were well positioned to achieve a normalized dividend payout ratio of 70-75% over time. Given market uncertainty, along with our decision to pause a portion of our value add program, we believe it is prudent at this time to adjust our dividend payout ratio to be more in line with our peers beginning in the second quarter of 2020.  The rightsized dividend increases our financial flexibility and will allow us to accelerate our deleveraging efforts as we will be retaining approximately $23 million annually.”

Atlanta Portfolio Letter of Intent Expiration

Subsequent to the quarter end, on April 9, 2020, IRT announced that it had allowed the non-binding letter of intent related to the acquisition of three Class A communities in Atlanta, GA to expire, without realizing any financial penalty.

Public Stock Offering

On February 24, 2020, IRT closed a public offering of 10,350,000 shares of common stock at a public offering price of $15.30 per share, including 1,350,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock. In connection with the offering, IRT entered into forward sale agreements.

On March 31, 2020, IRT settled $50 million of its forward sale agreements by issuing 3.406 million shares. After this settlement, IRT had 6.944 million shares remaining to be issued under the forward sale agreements for gross proceeds of approximately $102 million.

Financial Flexibility

As of March 31, 2020, IRT had a total liquidity position of approximately $258 million, which includes unrestricted cash, as well as additional capacity through our unsecured line of credit and remaining proceeds from the forward equity offering.

Capital Recycling

On February 11, 2020, IRT acquired a 251-unit community in Dallas, TX for $51.2 million. This is a newly constructed community within close proximity of one of our existing communities. At the time of acquisition, the community was in lease up with average rent per unit of $1,553.

Capital Expenditures

For the three months ended March 31, 2020, recurring capital expenditures for the total portfolio were $1.3 million, or $84 per unit.

Distributions

On March 16, 2020, IRT’s Board of Directors declared a quarterly cash dividend of $0.18 per share of IRT common stock, payable on April 24, 2020 to stockholders of record at the close of business on April 2, 2020.

2020 EPS and CFFO Guidance

On March 26, 2020, IRT suspended its fiscal 2020 guidance, given the uncertainty around the length and depth of the coronavirus crisis and its impact on the economy. At this time, IRT believes it is prudent to keep its guidance suspended.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, May 7, 2020 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 4097673. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, May 14, 2020 by dialing 1.855.859.2056, access code 4097673.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, IRT’s expectations with respect to capital allocations, including as to timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause IRT’s actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the financial condition, results of operations, cash flows and performance of IRT and its tenants as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by the Company with the SEC, specifically the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as it may be updated or supplemented in the Company's Quarterly Reports on Form 10-Q and the Company's other filings with the SEC, which identify additional risk factors that could cause actual results to differ from those contained in forward-looking statements. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons,

as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

212.704.8112

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

For the Three Months Ended
March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$(372)	$23,784	$4,863	$14,709	$2,540
Earnings (loss) per share -- diluted	$0.00	$0.26	$0.05	$0.16	$0.03
Rental and other property revenue	$51,156	$51,250	$51,057	$50,848	$49,465
Property operating expenses	$19,737	$19,064	$20,546	$20,072	$19,886
Net operating income	$31,419	$32,186	$30,511	$30,776	$29,579
NOI margin	61.4%	62.8%	59.8%	60.5%	59.8%
Adjusted EBITDA	$24,081	$27,427	$25,739	$25,284	$24,734
CORE FFO per share	$0.19	$0.20	$0.19	$0.19	$0.18
Dividends per share	$0.18	$0.18	$0.18	$0.18	$0.18
CORE FFO payout ratio	94.7%	90.0%	94.7%	94.7%	100.0%
Portfolio Data:
Total gross assets	$1,949,494	$1,841,738	$1,821,173	$1,817,207	$1,807,955
Total number of properties	58	57	57	58	58
Total units	15,805	15,554	15,536	15,734	15,880
Period end occupancy	92.7%	92.5%	92.8%	94.0%	93.9%
Total portfolio average occupancy	92.5%	92.5%	93.5%	94.4%	92.9%
Total portfolio average effective monthly rent, per unit	$1,100	$1,088	$1,084	$1,058	$1,042
Same store period end occupancy (a)	93.0%	92.5%	92.8%	94.0%	93.8%
Same store portfolio average occupancy (a)	92.7%	92.4%	93.4%	94.2%	92.8%
Same store portfolio average effective monthly rent, per unit (a)	$1,089	$1,083	$1,077	$1,056	$1,038
Capitalization:
Total debt	$1,049,541	$985,572	$979,330	$989,499	$990,920
Common share price, period end	$8.94	$14.08	$14.31	$11.57	$10.79
Market equity capitalization	$853,600	$1,294,545	$1,313,311	$1,050,712	$978,825
Total market capitalization	$1,903,141	$2,280,117	$2,292,641	$2,040,211	$1,969,745
Total debt/total gross assets	53.8%	53.5%	53.8%	54.5%	54.8%
Net debt to Adjusted EBITDA (pro forma) (b)	9.0	x	8.9	x	9.0	x	9.2x	9.2	x
Interest coverage	2.5	x	2.8	x	2.6	x	2.6	x	2.5	x
Common shares and OP Units:
Shares outstanding	94,691,806	91,070,637	90,894,656	89,932,418	89,834,793
OP units outstanding	789,134	871,491	881,107	881,107	881,107
Common shares and OP units outstanding	95,480,939	91,942,128	91,775,763	90,813,525	90,715,900
Weighted average common shares and units	91,737,113	91,526,726	90,908,646	90,394,212	89,870,556

(a)	Same store portfolio consists of 54 properties, which represent 14,748 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of one-time items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the five quarters ended March 31, 2020 was 10.3x, 8.9x, 9.4x, 9.7x, and 9.9x, respectively.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Funds From Operations (FFO):
Net Income (loss)	$(374)	$2,566
Adjustments:
Real estate depreciation and amortization	14,725	12,318
Net (gains) losses on sale of assets excluding debt extinguishment costs	—	—
Funds From Operations	$14,351	$14,884
FFO per share	$0.16	$0.17
Core Funds From Operations (CFFO):
Funds From Operations	$14,351	$14,884
Adjustments:
Stock compensation expense (a)	2,627	622
Amortization of deferred financing costs	361	339
Other depreciation and amortization	103	129
Abandoned deal costs	130	—
Core Funds From Operations	$17,572	$15,974
CFFO per share	$0.19	$0.18
Weighted-average shares and units outstanding	91,737,113	89,870,556

(a)	Included in the three-months ended March 31, 2020 is $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$29,455	$29,810	$28,829	$28,615	$27,536
Non same-store net operating income	1,964	2,376	1,682	2,161	2,043
Other revenue	194	178	242	108	75
Property management expenses	(2,156)	(1,950)	(1,901)	(2,062)	(1,813)
General and administrative expenses	(5,376)	(2,987)	(3,113)	(3,538)	(3,107)
Depreciation and amortization expense	(14,828)	(14,213)	(13,434)	(12,721)	(12,447)
Interest expense	(9,497)	(9,873)	(9,783)	(9,849)	(9,721)
Abandoned deal costs	(130)	—	—	—	—
Net gains (losses) on sale of assets	—	20,679	2,390	12,142	—
Net income (loss)	$(374)	$24,020	$4,912	$14,856	$2,566

(a)Same store portfolio includes 54 properties, which represent 14,748 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019
Net income (loss)	$(374)		$24,020		$4,912		$14,856		$2,566
Add-Back (Deduct):
Depreciation and amortization	14,828		14,213		13,434		12,721		12,447
Interest expense	9,497		9,873		9,783		9,849		9,721
Net (gains) losses on sale of assets	—		(20,679)		(2,390)		(12,142)		—
Abandoned deal costs	130		—		—		—		—
Adjusted EBITDA	$24,081		$27,427		$25,739		$25,284		$24,734

INTEREST COST:
Interest expense	$9,497		$9,873		$9,783		$9,849		$9,721

INTEREST COVERAGE:	2.5	x	2.8	x	2.6	x	2.6	x	2.5	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  IRT believes average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures.  IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as abandoned deal costs from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total debt	$1,049,541	$985,572	$979,330	$989,499	$990,920
Less: cash and cash equivalents	(57,436)	(9,888)	(6,587)	(11,060)	(9,030)
Total net debt	$992,105	$975,684	$972,743	$978,439	$981,890

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT’s NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT’s financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total assets	$1,757,138	$1,664,106	$1,653,017	$1,655,747	$1,655,849
Plus: accumulated depreciation	172,789	158,435	148,924	141,965	132,448
Plus: accumulated amortization	19,567	19,197	19,232	19,495	19,658
Total gross assets	$1,949,494	$1,841,738	$1,821,173	$1,817,207	$1,807,955